UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2017

RED ROCK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37754	47-5081182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 495-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08. Shareholder Director Nominations.

Red Rock Resorts, Inc. (the “Company”) expects to hold its 2017 annual meeting of stockholders on or about July 6, 2017. The Company expects that stockholders of record as of the close of business on or about May 8, 2017 will be entitled to receive notice of and vote at the meeting.

Proposals by stockholders and submissions by stockholders of director nominees for consideration at the 2017 annual meeting should be submitted in writing to Red Rock Resorts, Inc., 1505 South Pavilion Center Drive, Las Vegas, NV 89135, Attention: Corporate Secretary. All proposals and submissions must be delivered to and received by the Company’s Corporate Secretary on or before the Company’s close of business on April 7, 2017. Such proposals and submissions must also comply with all applicable provisions of the Company’s Amended and Restated Bylaws, Delaware law, and the rules and regulations promulgated by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Rock Resorts, Inc.

/s/ Marc J. Falcone
Date: March 24, 2017	By:	Marc J. Falcone
Executive Vice President, Chief Financial Officer and Treasurer